                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A


                                AMENDMENT NO. 1
                               (AMENDING ITEM 7)


                                CURRENT REPORT


               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


                        Commission File Number 1-14007
                                               -------

                              SONIC FOUNDRY, INC.
                              -------------------
            (Exact name of registrant as specified in its charter)


                 MARYLAND                                     39-1783372
         -------------------------------                     ------------
         (State or other jurisdiction of                  (I.R.S. Employer
         incorporation or organization)                  Identification No.)


                     754 Williamson Street, Madison, WI 53703
                     ----------------------------------------
                     (Address of principal executive offices)


                                 (608)256-3133
                                  ------------
                            (Registrant's telephone
                          number including area code)

                              SONIC FOUNDRY, INC.
                                  FORM 8-K/A

This Amendment No. 1 hereby amends Item 7 of the Current Report on Form 8-K filed on April 3, 2000 by Sonic Foundry, Inc. ("Sonic Foundry") relating to the acquisition of STV Communications ("STV"). The following financial statements required by Item 7 are filed as part of this report:

    ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, PRO FORMA
                      FINANCIAL INFORMATION AND EXHIBITS

                                                                                            PAGE NO.
                                                                                            -------
(a)  Financial Statements of Business Acquired
                  Report of Independent Public Accountants......................................F-3
                  Balance Sheets - December 31, 1999 and
                    December 31, 1998...........................................................F-4
                  Statements of Operations For the Years Ended
                    December 31, 1999, 1998 and 1997............................................F-5
                  Statements of Stockholders' Equity for the Years Ended
                    December 31, 1999, 1998 and 1997............................................F-6
                  Statements of Cash Flows For the Years Ended
                    December 31, 1999, 1998 and 1997............................................F-7
                  Notes to Financial Statements.................................................F-8

                  Unaudited Balance Sheet - March 31, 2000.....................................F-16
                  Unaudited Statements of Operations For the Three Months Ended
                    March 31, 2000 and 1999....................................................F-17
                  Unaudited Statements of Cash Flows For the Three Months Ended
                    March 31, 2000 and 1999....................................................F-18
                  Notes to Unaudited Financial Statements......................................F-19

(b)  Pro Forma Financial Information

                  Unaudited Pro Forma Condensed Consolidated Balance Sheet
                    As of March 31, 2000.......................................................F-21
                  Unaudited Pro Forma Condensed Consolidated Statements of
                    Operations For the Six Months Ended March 31, 2000.........................F-22
                  Unaudited Pro Forma Condensed Consolidated Statements of
                    Operations For the Year Ended September 30, 1999...........................F-23
                  Notes to Unaudited Pro Forma Condensed Consolidated
                    Financial Statements.......................................................F-24

(c)   Exhibits

Number                                    Description
------                                    -----------
2.1*              Agreement and Plan of Merger, dated as of March 15, 2000, by and among the Registrant, New Sonic, Inc. and STV Communications, Inc. (Schedules and exhibits have been omitted pursuant to Item 601 (b) (2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.)

23.1              Independent Accountants' Consent

99.1*             Press release dated February 28, 2000 regarding acquisition of
                   STV Communications, Inc.

*  Previously filed

                          Independent Auditors' Report


The Board of Directors
STV Communications, Inc.:

We have audited the accompanying balance sheets of STV Communications, Inc. as of December 31, 1999 and 1998 and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of STV Communications, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.





KPMG LLP
Los Angeles, California
April 14, 2000

                           STV Communications, Inc.
                                Balance Sheets
                          December 31, 1999 and 1998

                                                                                        December 31,      December 31,
                                                                                            1999              1998
                                                                                    -------------------------------------
Assets
Current assets:
   Cash and cash equivalents                                                               $981,400          $78,215
   Trade receivables, net of allowances of $129,055 and $41,028, respectively               322,494          381,771
   Inventories                                                                               28,702          529,288
   Refundable income taxes                                                                   11,900           19,104
                                                                                     ------------------------------------
        Total current assets                                                              1,344,496        1,008,378

   Property and equipment, net                                                            1,025,093          382,933
   Other assets                                                                               6,384           61,422
                                                                                     ------------------------------------
        Total assets                                                                     $2,375,973       $1,452,733
                                                                                     ====================================

Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable and accrued expenses                                                  $735,717         $338,848
    Deferred revenue                                                                        358,287
                                                                                                              20,608
                                                                                     ------------------------------------
         Total liabilities                                                                1,094,004          359,456
                                                                                     ------------------------------------

Stockholders' Equity
   Series A convertible preferred stock, $.001 par value.  Authorized 200,000 shares; 200,000 shares issued and outstanding.  Liquidation preference of
     $100,000.                                                                                  200              200
   Series B convertible preferred stock, $.001 par value.  Authorized 500,000 shares; 368,000 shares issued and outstanding.  Liquidation preference of
     $230,000.                                                                                  368              368
   Series C convertible preferred stock, $.001 par value.  Authorized 1,500,000 shares; 1,462,400 shares issued and outstanding.  Liquidation preference of
     $1,828,000.                                                                              1,462            1,462
   Series D convertible preferred stock, $.001 par value.  Authorized 900,000 shares; 699,994 shares issued and outstanding.  Liquidation preference of
     $1,049,990.                                                                                700
                                                                                                                    -
   Series E convertible preferred stock, $.001 par value.  Authorized 4,000,000 shares; 2,209,994 shares issued and outstanding.  Liquidation preference of
     $3,450,000.                                                                              2,210
                                                                                                                    -
   Common stock, $.001 par value. Authorized 10,000,000 shares; 3,000,932 and
     2,972,732 shares issued and outstanding at December 31, 1999 and 1998,
     respectively.                                                                            3,000             2,972
   Additional paid-in capital                                                             6,739,312         2,151,591
   Accumulated deficit                                                                   (5,465,283)       (1,063,316)
                                                                                     ------------------------------------
      Net stockholders' equity                                                            1,281,969         1,093,277
      Commitments (note 6)
      Subsequent event (note 7)
                                                                                     ------------------------------------
        Total Liabilities and Stockholders' Equity                                       $2,375,973        $1,452,733
                                                                                     ====================================


See accompanying notes.

                           STV Communications, Inc.
                           Statements of Operations
             For the Years Ended December 31, 1999, 1998 and 1997

                                                                  1999                 1998                  1997
                                                           ----------------      ---------------      ----------------
Revenues:
    Preview stations                                       $        945,029      $     2,847,201      $      2,326,827
    Streaming media services                                        497,276                   --                    --
                                                           ----------------      ---------------      ----------------

                Total revenues                                    1,442,305            2,847,201             2,326,827
                                                           ----------------      ---------------      ----------------
Costs and expenses:
    Cost of revenues                                              1,543,915            1,735,011             1,131,584
    Selling, general and administrative                           4,360,239            2,235,061               953,527
                                                           ----------------      ---------------      ----------------

                Total costs and expenses                          5,904,154            3,970,072             2,085,111
                                                           ----------------      ---------------      ----------------

                Operating income (loss)                          (4,461,849)          (1,122,871)              241,716

Other income, net                                                     8,064                4,462                31,570
Interest income, net                                                 12,108               35,499                79,276
                                                           ----------------      ---------------      ----------------

                Income (loss) before income taxes                (4,441,677)          (1,082,910)              352,562

Income tax provision (benefit)                                      (39,710)                 800                55,000
                                                           ----------------      ---------------      ----------------

                Net income (loss)                          $     (4,401,967)     $    (1,083,710)     $        297,562
                                                           ================      ===============      ================

Net income (loss) per share - basic                        $          (1.47)     $         (0.37)     $           0.10
                                                           ================      ===============      ================
Net income (loss) per share - diluted                      $          (1.47)     $         (0.37)     $           0.06
                                                           ================      ===============      ================

Weighted average shares outstanding - basic                       2,988,007            2,965,722             2,976,946
                                                           ================      ===============      ================
Weighted average shares outstanding - diluted                     2,988,007            2,965,722             5,017,746
                                                           ================      ===============      ================

                              STV Communications
                      Statements of Stockholders' Equity
                 Years ended December 31, 1999, 1998 and 1997



                                  Series A      Series B           Series C       Series D             Series E
                                  preferred     preferred        preferred         preferred          preferred
                                    stock         stock            stock             stock              stock         Common stock
                                 ------------  -------------   --------------   ---------------    ---------------   ---------------
                                 Share Amount  Shares Amount   Shares Amount    Shares  Amount     Shares  Amount    Shares  Amount
                                 ------------  -------------   --------------   ---------------    ---------------   ---------------
Balance at December 31, 1996    200,000 $ 200  368,000 $ 368  1,462,400 $ 1,462      --      --        --     --    3,000,000  3,000

Exercise of stock options            --    --       --    --         --      --      --      --        --     --       17,438     17


Repurchase of common stock           --    --       --    --         --      --      --      --        --     --      (60,000)  (60)

Net income                           --    --       --    --         --      --      --      --        --     --        --        --
                                -------------  --------------  ---------------  --------------- ----------------   -----------------

Balance at December 31, 1997    200,000   200  368,000   368  1,462,400   1,462      --      --        --     --    2,957,438  2,957

Exercise of stock options            --    --       --    --         --      --      --      --        --     --       15,294     15

Net loss                             --    --       --    --         --      --      --      --        --     --          --      --
                                -------------  --------------  ---------------  --------------- ----------------   -----------------


Balance at December 31, 1998    200,000   200  368,000   368  1,462,400   1,462      --      --        --     --   2,972,732   2,972

Issuance of preferred stock          --    --       --    --         --      -- 699,994     700 2,209,994  2,210          --      --

Issuance of warrants for
services                             --    --       --    --         --      --      --      --        --     --          --      --

Issuance of stock options
for services                         --    --       --    --         --      --      --      --        --     --          --      --

Exercise of stock
options                              --    --       --     --        --      --      --      --        --     --      28,200      28

Net loss                             --    --       --     --        --      --      --      --        --     --          --      --

                                -------------  --------------  ---------------  --------------- ----------------   -----------------
Balance at December 31, 1999     200,000 $200   368,000  $368  1,462,40 $1,462  699,994    $700 2,209,994 $2,210   3,000,932  $3,000
                                =============  ==============  ===============  =============== ================   =================






                                                Retained
                                   Additional   earnings     Total
                                    Paid-in   (accumulated stockholders'
                                    capital     deficit)     equity
                                  ---------  -----------   ------------
Balance at December 31, 1996      $2,154,470  ($277,168)   $ 1,882,332


Exercise of stock
options                                2,163         --          2,180

Repurchase of
common stock                          (6,940)        --         (7,000)

Net income                                --    297,562        297,562
                                  ----------  -----------  -----------

Balance at December                2,149,693     20,394      2,175,074
31, 1997

Exercise of stock
options                                1,898         --          1,913

Net loss                                  -- (1,083,710)    (1,083,710)
                                  ---------- ------------  -----------

Balance at December                2,151,591 (1,063,316)     1,093,277
31, 1998

Issuance of
preferred stock                    4,497,090         --      4,500,000

Issuance of
warrants for
services                              59,273         --         59,273

Issuance of stock
options for service                   27,000         --         27,000

Exercise of stock
options                                4,358         --          4,386

Net loss                                  --  (4,401,967)   (4,401,967)
                                  ---------- ------------  -----------

Balance at December 31, 1999      $6,739,312 $(5,465,283)  $ 1,281,969
                                  ========== ============  ===========

                           STV Communications, Inc.
                           Statements of Cash Flows
             For the Years Ended December 31, 1999, 1998 and 1997

                                                                                     For the Years Ended December 31,
                                                                                 1999               1998           1997
                                                                          --------------------------------------------------------
Operating activities
Net income (loss)                                                             $(4,401,967)        $(1,083,710)       $297,562
Adjustments to reconcile net income (loss) to net cash (used in)
   provided by operating activities:
     Depreciation and amortization                                                310,727             145,681          86,187

     Allowance for doubtful accounts                                              129,055              11,860          24,743
     Non-cash compensation                                                         86,273                   -              -
     Changes in operating assets and liabilities:
       Trade receivables                                                           59,277             (94,231)        (36,777)
       Inventories                                                                500,586            (288,286)         10,950
       Refundable income taxes                                                      7,204             143,896        (163,000)
       Other assets                                                                55,038             (15,251)        (45,749)
       Accounts payable and accrued liabilities                                   396,869             267,868          10,192
       Deferred revenue                                                           337,679             (76,716)        (94,986)
                                                                          --------------------------------------- -----------
          Net cash (used in) provided by operating activities                  (2,519,259)           (988,889)         89,122

Investing activities
Purchases of property and equipment                                            (1,081,942)           (282,809)       (180,201)
                                                                          --------------------------------------  -----------
            Net cash used in investing activities                              (1,081,942)           (282,809)       (180,201)

Financing activities
Proceeds from issuance of preferred stock                                       4,500,000                  -                -
Repurchase of common stock                                                              -                  -           (7,000)
Proceeds from the exercise of stock options                                         4,386              1,913            1,758
                                                                          --------------------------------------------------------
            Net cash provided by financing activities                           4,504,386              1,913           (5,242)
                                                                          --------------------------------------------------------

            Net increase (decrease) in cash and cash equivalents                  903,185         (1,269,785)         (96,321)

Cash and cash equivalents at beginning of year                                     78,215          1,348,000        1,444,321
                                                                          --------------------------------------------------------
Cash and cash equivalents at end of year                                      $   981,400         $   78,215       $1,348,000
                                                                          ========================================================
Supplemental disclosure of cash flow information -
   Cash paid during the year for income taxes                                 $       800         $   10,300       $  221,583
                                                                          ========================================================

                           STV Communications, Inc.
                         Notes to Financial Statements
                       December 31, 1999, 1998 and 1997


(1)  Description of Business and Summary of Significant Accounting Policies

          (a)  Description of Business

STV is a streaming media services provider, offering webcasting, production and post-production services, high-end encoding, signal acquisition, hosting, content management, digital rights management and syndication . STV retains exclusive online distribution rights to unique content libraries. STV's customers use its services to create, obtain, encode and deliver content from music, movies, television, radio, advertising and live events to the Internet. In addition to providing media services, STV also creates interactive marketing programs through the use of its proprietary interactive point of purchase (I-
POP) displays These i-POP displays, or preview stations, integrate custom hardware, software and content to promote consumer products through a Software Preview Station. In 1999, the Company revised its corporate strategy to focus on the streaming media services business. Revenues from preview station sales are expected to decline in future periods.

          (b)  Revenue Recognition

Revenue is generated primarily from video encoding and distribution services. Revenue from video encoding services is recognized as the service is provided and revenue from video distribution services is recognized at the time of delivery. STV also performs services on development contracts and recognizes related revenues on a percentage-of-completion method as services are performed. Substantially all revenue is generated from domestic customers.

Revenues are also derived from hardware sales and consumer software preview services. Revenues for hardware sales are recognized after execution of an agreement or receipt of a definitive purchase order and delivery of the product to the customer, provided that there are no uncertainties surrounding product acceptance, the fees are fixed and determinable, collectibility is probable and the company has no remaining obligations. Revenues from the sale of consumer software preview services are typically recognized when earned, provided that no significant vendor obligations remain and accounts receivable are deemed collectible. If collectibility is not considered probable, revenue will be recognized when the fee is collected. Advance payments will be recorded as deferred revenue until the products are shipped, services are provided or obligations are met.

          (c)  Cash and Cash Equivalents

STV considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

          (d)  Inventories

Inventories, consisting of preview station components used for warranty service, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

                           STV Communications, Inc.
                   Notes to Financial Statements, continued
                       December 31, 1999, 1998 and 1997


     (e)  Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated on the straight-line method over the estimated useful lives of the assets, generally three to five years. Leasehold improvements are amortized over the shorter of the useful life of the related asset or lease term.

     (f)  Income Taxes

The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109 (SFAS No. 109), Accounting for Income Taxes. Under SFAS No. 109, deferred income taxes reflect the impact of "temporary differences" between assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations.

     (g)  Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and disclosure of contingent liabilities at the reporting dates and the reporting of revenue and expenses during the reporting periods to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     (h)  Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed
Of

The Company periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount by which the carrying valued of such assets exceeds its fair value. Considerable management judgement is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amounts or fair value, less cost to sell.

     (i)  Concentration of Credit Risk

Certain financial instruments potentially subject the Company to credit risk. These consist of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with high-quality financial institutions and, as part of its cash management process, performs periodic evaluations of the relative credit standing of these financial institutions. The Company also performs ongoing credit evaluations of its customer but does not require collateral. The Company maintains reserves for potential credit losses, and such losses have been within expectations. At December 31, 1999, the Company had one customer which accounted for approximately 26% of total receivables. For the year ended December 31, 1999, two customers accounted for approximately 45% of total revenues, 26% and 19%, respectively.

     (j)  Stock Based Compensation

See accompanying notes

                           STV Communications, Inc.
                         Notes to Financial Statements
                       December 31, 1999, 1998 and 1997

The Company accounts for its stock-based compensation arrangements with employees using the intrinsic-value method pursuant to Accounting Principles Board (APB) Opinion No. 25. As such, compensation expense is recorded on the date of grant when the fair value of the underlying common stock exceeds the exercise price for stock options or the purchase price for the issuance or sales of common stock. Pursuant to Statement of Financial Accounting Standards (SFAS) No. 123, the Company discloses the pro forma effects of using the fair value method of accounting for stock-based compensation arrangements.

The Company accounts for stock-based compensation arrangements with non-employees in accordance with the Emerging Issues Task Force (EITF) Abstract No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services. Accordingly, unvested options held by non-employees are subject to revaluation at each balance sheet date based on the then current fair market value.

     (k)  Earnings (loss) per share

Basic and diluted earnings (loss) per common share are presented in accordance with Statement of Financial Accounting Standards No. 128, Computation of Earnings per Share, for all periods presented. In accordance with SFAS No. 128 and the SEC Staff Accounting Bulletin No. 98, basic earnings per share are computed using the weighted average number of common shares outstanding during the period.

For 1999 and 1998, diluted loss per share is equivalent to basic loss per share because outstanding stock options, warrants and convertible preferred stock are antidilutive. Potentially dilutive common shares outstanding as of December 31, 1999 and 1998 were 6,133,290 and 2,314,490, respectively. For 1997, 104,000 outstanding stock options, and 2,030,400 shares of convertible preferred stock have been included in the calculation of diluted earnings per share.

(2)  Property and Equipment

     A summary of property and equipment at December 31, 1999, 1998 and 1997 is as follows:

                                                                1999                  1998                1997
                                                       --------------------   ------------------  ------------------
Preview stations                                       $         97,625       $         97,625    $         93,725
Audio and video equipment                                        45,555                232,186             145,510
Office furniture and computer equipment                       1,275,815                267,479             112,586
Leasehold improvements                                           96,834                 76,075              67,465
                                                       ----------------       ----------------    ----------------

                                                              1,515,829                673,365             419,286
Less accumulated depreciation and
     amortization                                              (490,736)              (290,432)           (144,751)
                                                       ----------------       ----------------    ----------------

                                                       $      1,025,093       $        382,933    $        274,535
                                                       ================       ================    ================

See accompanying notes.

                           STV Communications, Inc.
                         Notes to Financial Statements
                       December 31, 1999, 1998 and 1997

(3)  Income Taxes

     The provision (benefit) for income taxes is as follows:

                                                     1999             1998              1997
                                              ------------------------------------------------------
     Federal:
         Current                              $       (40,510)           $  --         $  40,000
         Deferred                                          --               --                --
                                              --------------------------------------------------

                                                      (40,510)              --            40,000
                                              --------------------------------------------------
     State:
         Current                                          800              800            15,000
         Deferred                                          --               --                --
                                              --------------------------------------------------

                                                          800              800            15,000
                                              --------------------------------------------------

                   Total                      $       (39,710)           $ 800         $  55,000
                                              ==================================================

     Actual income taxes (benefit) differ from expected income taxes computed based on the statutory federal tax rate of 34% as follows:

                                                                            1999              1998            1997
                                                                     ----------------------------------------------------
          Expected income tax expense (benefit)                      $    (1,510,170)       $(368,189)       $ 119,871
          State income taxes, net of federal benefit                        (202,579)         (51,521)           9,900
          Nondeductible expenses                                              28,494            3,016            1,865
          Losses carried back to prior years                                 (25,904)              --               --
          Change in valuation allowance                                    1,654,324          418,372         (78,661)
          Other                                                               16,125             (878)           2,025
                                                                     -------------------------------------------------

          Actual income taxes (benefit)                              $       (39,710)       $     800        $  55,000
                                                                     =================================================

See accompanying notes.

                           STV Communications, Inc.
                         Notes to Financial Statements
                       December 31, 1999, 1998 and 1997


       The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and liabilities are presented below:

                                                                  1999               1998            1997
                                                           ----------------------------------------------------
     Net operating loss carryforward                       $      1,958,092        $ 391,931       $      --
     Section 179 expense carryforward                                 7,129            7,129           7,129
     Accrued expenses                                                29,371           15,316           3,175
     Allowance for bad debts                                         38,151           17,577          12,495
     State income taxes                                                 460              272           5,100
     Tax credit carryforward                                         12,534            4,655              --
     Depreciation and amortization                                   43,180               --              --
     Other                                                               --               11              47
                                                           -------------------------------------------------

                   Gross deferred tax assets                      2,088,917          436,891          27,946

     Less valuation allowance                                    (2,088,917)        (434,594)        (16,222)
                                                           -------------------------------------------------

                   Net deferred tax assets                               --            2,297          11,724

     Gross deferred tax liabilities                                      --           (2,297)        (11,724)
                                                           -------------------------------------------------

                   Net deferred tax assets                 $             --        $      --       $      --
                                                           =================================================

     At December 31, 1999, the Company had tax net operating loss carryforwards of approximately $5,083,000 for federal and approximately $2,600,000 for state income tax purposes, which expire at varying dates beginning in 2019 and 2004, respectively.

     In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent on the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. The Company has recorded a full valuation allowance for the total net deferred tax assets due to the uncertainty surrounding the realizability of this asset.

See accompanying notes.

                           STV Communications, Inc.
                         Notes to Financial Statements
                       December 31, 1999, 1998 and 1997

(4)  Stockholders' Equity

     The Company's Board of Directors has authorized the issuance of up to 10,000,000 shares of preferred stock, $.001 par value, which have been designated as follows:

                          Series A                200,000
                          Series B                500,000
                          Series C              1,500,000
                          Series D                900,000
                          Series E              4,000,000


     As of December 31, 1999, 2,900,000 authorized shares of preferred stock remain undesignated.

     During 1994, the Company sold 200,000 shares of Series A preferred stock at a price of $.50 per share. In 1995, the Company sold 368,000 shares of Series B preferred stock at a price of $.625 per share. During 1996, the Company sold 1,462,400 shares of Series C preferred stock at a price of $1.25 per share. During 1999, the Company sold 699,994 shares of Series D preferred stock at a price of $1.50 per share and 2,209,994 shares of Series E preferred stock at a price of $1.563 per share.

     The preferred stockholders have the same voting rights as the common stockholders as if such shares were converted into common shares. Each share of preferred stock is convertible into one share of common stock upon approval by the Board of Directors. Dividends when and if declared by the Board of Directors will be payable proportionately among the preferred stockholders. In the event of a liquidation of the Company, the liquidation preference to the preferred stockholders will be the original purchase price to the preferred stock and any remaining amount will be allocated among the common stockholders.

(5)  Stock Options

     The Company's 1996 Stock Plan (the 1996 Plan) as amended, provides for grants of incentive stock options and nonqualified stock options. Under the Plan, options can be granted from time to time for an aggregate of no more than 114,604 shares of common stock as determined by the Board of Directors. The options vest over a four-year period, with 25% vested after the first year of service and the remaining options are earned ratably on a monthly basis thereafter. The options are exercisable up to ten years from the date of grant.

     The 1996 Stock Plan was terminated in 1997 and no further options or shares of common stock will be issued under this Plan. The Board further adopted the 1997 Stock Plan (1997 Plan) and reserved 1,685,396 shares of the Company's common stock for issuance under the 1997 Plan. The terms of the 1997 Plan are essentially the same as the 1996 Plan.

See accompanying notes

                           STV Communications, Inc.
                         Notes to Financial Statements
                       December 31, 1999, 1998 and 1997


       During 1999, the Company issued 90,000 options having a fair value of $27,000 to a consultant for services provided. This amount has been reflected as compensation expense in the accompanying financial statements.

       During 1999, the Company issued 42,705 warrants to purchase common stock at $3.125 per share as consideration for services rendered by a third party. The fair value of these warrants, determined using the minimum-value method, was approximately $59,000, which has been reflected as compensation expense in the accompanying financial statements. The assumptions used to calculate the fair value of these warrants are as follows: no dividend yield; risk-free interest rate of 6%; and an expected life of five years.

       A summary of stock option activity is as follows:

                                                                                      Weighted-
                                                                       Number of       average
                                                                       options       exercise price
                                                                 -----------------   ---------------
                 Balance at December 31, 1996                           102,334       $  .105

                 Options granted                                         57,666          .125
                 Options terminated                                     (38,562)         .125
                 Options exercised                                      (17,438)         .125
                                                                  -------------
                 Balance at December 31, 1997                           104,000          .105

                 Options granted                                        202,810          .125
                 Options terminated                                      (7,426)         .125
                 Options exercised                                      (15,294)         .125
                                                                  -------------
                   Balance at December 31, 1998                         284,090          .115

                 Options granted                                      1,247,266          1.22
                 Options terminated                                    (310,254)          .85
                 Options exercised                                      (28,200)          .13
                                                                  -------------       -------
                   Balance at December 31, 1999                       1,192,902       $ 1.11
                                                                  =============       =======


       The following table summarizes information regarding options outstanding and options exercisable at December 31, 1999:

                                              Options outstanding                            Options exercisable
                              -----------------------------------------------------   ----------------------------------
                                                      Weighted-
                                                      average           Weighted-       Exercisable           Weighted-
               Range of        Outstanding at         remaining          average            at                 average
               exercise       December 31, 1999      contractual         exercise        December 31,          exercise
                prices                                  life              price            1999                 price
           -----------------  ------------------  ---------------   ---------------   ----------------    --------------
              $.125-$1.33         1,192,902        40 months             $1.11            220,594               $.37
           =================  ==================  ===============   ===============   ================    ==============

See accompanying notes

                           STV Communications, Inc.
                         Notes to Financial Statements
                       December 31, 1999, 1998 and 1997


     Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been the pro forma amount indicated below:

                                                                           1999              1998               1997
                                                                  --------------------------------------------------------
  Net loss:
    As reported                                                   $     (4,401,967)     $  (1,083,710)        $ 297,562
    Pro forma                                                           (4,484,000)        (1,087,000)          295,000
    Diluted net income (loss) per common share - as reported                 (1.47)              (.37)             (.06)
    Diluted net income (loss) per common share - pro forma                   (1.47)              (.37)             (.06)
                                                                  ========================================================

       The fair value of options granted during the years ended December 31, 1999, 1998 and 1997 is estimated on the date of grant using the minimum-value method with the following weighted-average assumptions: no dividend yield; risk-free interest rate of 6%; and an expected life of four years.

(6)    Commitments

       The Company leases certain of its facilities and equipment under operating leases expiring at various dates through 2004, with net aggregate future lease payments of $1,866,010 payable as follows:

                    Year ending December 31:
                        2000                      $  582,548
                        2001                         637,517
                        2002                         559,085
                        2003                          82,978
                        2004                           3,882
                                                  ----------

                                                  $1,866,010
                                                  ==========

       Rent expense for the years ended December 31, 1999 and 1998 was approximately $148,000 per year and approximately $76,000 for the year ended December 31, 1997.

(7)    Subsequent Event

       On February 23, 2000, the Company entered into a merger agreement with Sonic Foundry, Inc. ("Sonic Foundry"), a NASDAQ company, in a stock for stock transaction. Also, the Company consummated a 2-for-1 stock split for all outstanding common stock. Accordingly, the accompanying financial statements and footnotes have been restated to reflect the stock split for all periods presented. On April 4, 2000 the merger was completed and STV merged with a new entity, New Sonic, Inc. Under terms of the agreement, Sonic Foundry acquired STV by issuing approximately 2.107 million shares of Sonic Foundry common stock in exchange for all outstanding shares of the Company's capital stock. Additionally, Sonic Foundry converted all outstanding stock options and warrants into Sonic Foundry options and warrants.

See accompanying notes.

                           STV Communications, Inc.
                                 Balance Sheet
                                March 31, 2000
                                  (Unaudited)



Assets
Current assets:
   Cash and cash equivalents                                                          $     917,283
   Trade receivable, net of allowances of $129,055                                          308,847
   Inventories                                                                               28,702
   Prepaid expenses and other                                                               245,458
                                                                                      -------------
        Total current assets                                                              1,500,290
                                                                                      -------------

   Property and equipment, net                                                            2,309,572
                                                                                      -------------
        Total assets                                                                  $   3,809,862
                                                                                      =============

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
    Accounts payable and accrued liabilities                                          $   1,500,876
    Promissory notes                                                                      1,218,601
                                                                                      -------------
         Total liabilities                                                                2,719,477

   Note payable to Sonic Foundry                                                          2,000,000

Stockholders' Equity (Deficit)
   Series A convertible preferred stock, $.001 par value.  Authorized 200,000 shares; 200,000 shares issued and outstanding.  Liquidation preference of
     $100,000.                                                                                  200
   Series B convertible preferred stock, $.001 par value.  Authorized 500,000 shares; 368,000 shares issued and outstanding.  Liquidation preference of
     $230,000.                                                                                  368
   Series C convertible preferred stock, $.001 par value.  Authorized 1,500,000 shares; 1,462,400 shares issued and outstanding.  Liquidation preference of
     $1,828,000.                                                                              1,462
   Series D convertible preferred stock, $.001 par value.  Authorized 900,000 shares; 699,994 shares issued and outstanding.  Liquidation preference of
     $1,049,990.                                                                                700
   Series E convertible preferred stock, $.001 par value.  Authorized 4,000,000 shares; 2,209,994 shares issued and outstanding.  Liquidation preference of
     $3,450,000.                                                                              2,210
   Common stock, $.001 par value.  Authorized 10,000,000 shares; 3,000,932 and
     2,972,732 shares issued and outstanding at December 31, 1999 and 1998,
     respectively.                                                                            3,214
   Additional paid-in capital                                                             6,741,630
   Accumulated deficit                                                                   (7,659,399)
                                                                                     ---------------
      Net stockholders' equity (deficit)                                                   (909,615)
                                                                                     --------------
        Total Liabilities and Stockholders' Equity (Deficit)                         $    3,809,862
                                                                                     ==============

See accompanying notes

                           STV Communications, Inc.
                           Statements of Operations
              For the Three Months Ended March 31, 2000 and 1999
                                  (Unaudited)


                                                               For the Three            For the Three
                                                                Months Ended             Months Ended
                                                               March 31, 2000           March 31, 1999
                                                               --------------           --------------
Revenues:
    Media services & hardware sales                            $      402,336           $      381,495
                                                               --------------           --------------

Costs and expenses:
    Cost of revenues                                                  429,997                  216,799
    Selling, general and administrative                             2,159,455                  663,785
                                                               --------------           --------------

                Total costs and expenses                            2,589,452                  880,584
                                                               --------------           --------------

                Operating loss                                     (2,187,116)                (499,089)

Other expense, net                                                     (7,003)                  (6,707)
                                                               --------------           --------------

                Net loss                                       $   (2,194,119)          $     (505,796)
                                                               ==============           ==============
Basic and diluted loss per share                               $        (0.73)          $        (0.17)
                                                               ==============           ==============

Weighted average shares outstanding--basic
and diluted                                                         2,988,007                2,965,722
                                                               ==============           ==============

See accompanying notes.

                           STV Communications, Inc.
                           Statements of Cash Flows
              For the Three Months Ended March 31, 2000 and 1999
                                  (Unaudited)


                                                                               For the Three Months Ended
                                                                                       March 31,
                                                                               2000                  1999
                                                                          ------------------------------------
Operating activities
Net loss                                                                  $   (2,194,119)       $     (505,796)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                 152,854                81,176
   Loss on sale of assets                                                            -                   6,707
   Changes in operating assets and liabilities:
    Trade receivables                                                             13,647                82,902
    Inventories                                                                      -                 (41,024)
    Other assets                                                                (227,174)               11,807
    Accounts payable and accrued liabilities                                     425,473                (5,370)
                                                                          ------------------------------------
     Net cash (used in) provided by operating activities                  $   (1,829,319)       $     (369,598)

Investing activities
Purchases of property and equipment                                           (1,437,333)              (79,638)
Proceeds from sale of assets                                                         -                 147,783
                                                                          ------------------------------------
     Net cash used in investing activities                                $   (1,437,333)       $       68,145

Financing activities
Proceeds from issuance of preferred stock                                            -               1,049,991
Proceeds from the exercise of stock options                                        2,535                 1,885
Proceeds from note payable to Sonic Foundry                                    2,000,000                    -
Proceeds from promissory note                                                  1,200,000                    -
                                                                          ------------------------------------
     Net cash provided by financing activities                            $    3,202,535        $    1,051,876
                                                                          ------------------------------------

     Net increase (decrease) in cash and cash equivalents                        (64,117)              750,423

Cash and cash equivalents at beginning of period                                 981,400                78,215
                                                                          ------------------------------------
Cash and cash equivalents at end of period                                $      917,283        $      828,638
                                                                          ====================================

                                     F-18
See accompanying notes.

                           STV Communications, Inc.
                         Notes to Financial Statements
                                  (Unaudited)



Note 1:  Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles and pursuant to the rules and regulations of the SEC. Accordingly, certain information and note disclosures normally included in the financial statements have been condensed or omitted pursuant to such rules and regulations relating to interim financial information.

In the opinion of management, all normal and recurring adjustments considered necessary for a fair presentation of STV's financial position at March 31, 2000, and the results of its operations and its cash flows for the three months ended March 31, 2000 and 1999, have been included. Operating results for the three month period ended March 31, 2000 are not necessarily indicative of future results.

Note 2:  Net income (loss) per share

Basic and diluted earnings (loss) per common share presented in accordance with Statement of Financial Accounting Standards No. 128, Computation of Earnings per Share, for all periods presented. In accordance with SFAS No. 128 and the SEC Staff Accounting Bulletin No. 98, basic earnings per share are computed using the weighted average number of common shares outstanding during the period.

For March 31, 2000 and 1999, diluted loss per share is equivalent to basic loss per share because outstanding stock options, warrants and convertible preferred stock are antidilutive. Potentially dilutive common shares outstanding as of March 31, 2000 and 1999 were 6,654,290 and 2,402,090, respectively.

Note 3: Promissory Note

In January 2000, the Company issued $1,200,000 of 8% subordinated notes payable to a group of private investors. The notes were paid in full in April 2000 following the merger with Sonic Foundry.

                                  ITEM 7 (b)

                       PRO FORMA FINANCIAL INFORMATION.

The following unaudited pro forma financial statements relate to Sonic Foundry's April 3, 2000 acquisition of STV Communications, Inc. ("STV") The transaction will be accounted for under the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on estimated fair values. The acquisition is valued at approximately $78 million based on the closing price of Sonic Foundry's common stock on February 28, 2000. The amount of the consideration issued to the former shareholders and option holders of STV was determined by arms-length negotiations between the parties.

Sonic Foundry's fiscal year ends on September 30. The following Unaudited Pro Forma Condensed Consolidated Balance sheet as of March 31, 2000 reflects the combined historical financial position with pro forma adjustments as though the acquisition of STV had occurred on March 31, 2000.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended September 30, 1999 and the six months ended March 31, 2000 reflect the combined historical financial position with pro forma adjustments as though the acquisition of STV had occurred on October 1, 1998.


The Pro Forma Condensed Consolidated Statements of Operations are based on the following: 1) historical results of operations of Sonic Foundry for the year ended September 30, 1999 derived from audited financial statements included in the Sonic Foundry 1999 annual Report on Form 10-K; 2) historical results of STV derived from unaudited financial statements for the year ended September 30, 1999; 3) unaudited financial statements of Sonic Foundry and STV for the six months ended March 31, 2000. The Pro Forma Financial Statements and the accompanying notes ("Pro Forma Financial Information") should be read in conjunction with, and are qualified by, the historical financial statements and notes thereto of Sonic Foundry and STV.

The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the combined results that would have occurred had the acquisition taken place on October 1, 1998 nor is it necessarily indicative of results that may occur in the future.

                              SONIC FOUNDRY, INC.

           Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                March 31, 2000


                  Assets                                                        Pro Forma
                  ------
                                              Sonic Foundry        STV         Adjustments            Pro Forma
                                              -------------        ---         -----------            ---------
Current assets
Cash & cash equivalents                        $ 45,407,721   $    917,283    $ (1,222,273)    e.     $ 45,102,731
Accounts receivable, net of allowances            6,425,301        308,847          -                    6,734,148
Inventories                                       1,180,652         28,702          -                    1,209,354
Prepaid expenses and other                        4,187,348        245,458          -                    4,432,806
                                             ---------------------------------------------------------------------
  Total current assets                           57,201,022      1,500,290    $ (1,222,273)             57,479,039

Fixed assets
Property and equipment                            7,098,720      2,953,159          -                   10,051,879
Less accumulated depreciation                     1,388,562        643,587          -                    2,032,149
                                             ---------------------------------------------------------------------
  Net property and equipment                      5,710,158      2,309,572          -                    8,019,730

Other assets
Notes receivable - affiliates                     2,000,000          -          (2,000,000)    d.           -
Goodwill and other intangible assets                 -               -          69,358,287     c.       69,358,287
Other assets                                      1,992,532          -              -                    1,992,532
                                             ---------------------------------------------------------------------
  Total other assets                              3,992,532          -          67,358,287              71,350,819
                                             ---------------------------------------------------------------------
Total assets                                   $ 66,903,712   $  3,809,862    $ 66,136,014            $136,849,588
                                             =====================================================================

   Liabilities and Stockholders' Equity
   ------------------------------------

Current Liabilities
-------------------
Accounts payable                               $  2,307,591   $    767,129          -                    3,074,720
Accrued liabilities                               1,057,375        733,747       1,272,000     f.        3,063,122
Promissory notes                                     -           1,218,601
                                                                                     3,672     e.
                                                                                (1,222,273)    e.

Current portion of long-term debt                   154,927          -              -                      154,927
                                             ---------------------------------------------------------------------
  Total current liabilities                       3,519,893      2,719,477          53,399               6,292,769

Long-Term Liabilities
---------------------
Notes payable - affiliates                           -           2,000,000      (2,000,000)    d.           -
Long-term debt, net of current portion              742,336          -              -                      742,336
                                             ---------------------------------------------------------------------
  Total long-term liabilities                       742,336      2,000,000      (2,000,000)                742,336

Stockholders' Equity
--------------------
Preferred stock                                      -               4,940          (4,940)    b.           -
Common stock                                        193,619          3,214          21,071     a.          214,690
                                                     -               -              (3,214)    b.           -
Common stock warrants and options                 1,194,607          -              -                    1,194,607
Additional paid-in-capital                       73,543,494      6,741,630      72,458,929     a.      146,002,423
                                                     -               -          (6,741,630)    b.           -
Accumulated deficit                             (12,140,235)    (7,659,399)      7,659,399     b.      (12,140,235)
Unearned compensation                              (150,002)         -          (5,307,000)    c.       (5,457,002)
                                             ---------------------------------------------------------------------
  Total stockholders' equity                     62,641,483       (909,615)     68,082,615             129,814,483
                                             ---------------------------------------------------------------------

Total liabilities and stockholders' equity     $ 66,903,712   $  3,809,862    $ 66,136,014            $136,849,588
                                             =====================================================================

                                     F-21
See accompanying notes.

                              SONIC FOUNDRY, INC.

      Unaudited Pro Forma Condensed Consolidated Statement of Operations

                    For the Six Months Ended March 31, 2000


                                                                                                Pro Forma
                                                       Sonic Foundry            STV            Adjustments           Pro Forma
                                                       -------------            ---            -----------           ---------
Revenue:
Software license fees                                  $  10,728,683       $    -             $     -             $  10,728,683
Media services                                               403,166           859,738              -                 1,262,904
                                                       ------------------------------------------------------------------------
  Total revenue                                           11,131,849           859,738              -                11,991,587

Cost of revenue:
Cost of software license fees                              2,220,505            -                   -                 2,220,505
Cost of media services                                       473,503           845,266              -                 1,318,769
                                                       ------------------------------------------------------------------------
  Total cost of revenue                                    2,694,008           845,266              -                 3,539,274
                                                       ------------------------------------------------------------------------

Gross margin                                               8,437,841            14,472              -                 8,452,313

Operating expenses                                        13,981,894         3,523,459              -                17,505,353
Goodwill and other intangible amortization                    -                 -               11,876,381  c.       11,876,381
Stock option compensation                                     -                 -                  758,143  c.          758,143
                                                       ------------------------------------------------------------------------
  Total expenses                                          13,981,894         3,523,459          12,634,524           30,139,877

Loss from operations                                      (5,544,053)       (3,508,987)        (12,634,524)         (21,687,564)

Other income, net                                            869,474            14,375              -                   883,849

                                                       ------------------------------------------------------------------------
Net loss                                               $  (4,674,579)      $(3,494,612)       $(12,634,524)       $ (20,803,715)
                                                       ========================================================================

Per common share:
Basic and diluted net loss per share                   $        (.31)                                             $       (1.20)
                                                       =============                                              =============

See accompanying notes.

                              SONIC FOUNDRY, INC.

      Unaudited Pro Forma Condensed Consolidated Statement of Operations

                     For the Year Ended September 30, 1999


                                                                                         Pro Forma
                                               Sonic Foundry             STV            Adjustments          Pro Forma
                                               -------------             ---            -----------          ---------
Revenue:
Software license fees                          $  14,829,639         $     -            $    -             $   14,829,639
Media services                                       -                  1,469,968            -                  1,469,968
                                               --------------------------------------------------------------------------
  Total revenue                                   14,829,639            1,469,968            -                 16,299,607

Cost of revenue:
Cost of software license fees                      3,389,403               -                  -                 3,389,403
Cost of media services                               -                  1,449,226             -                    -
                                               --------------------------------------------------------------------------
  Total cost of revenue                            3,389,403            1,449,226             -                 3,389,403
                                               --------------------------------------------------------------------------

Gross margin                                      11,440,236               20,742             -                12,910,204

Operating expenses                                17,612,613            3,690,520             -                17,612,613
Goodwill and other amortization                      -                     -               23,752,762  c.      23,752,762
Stock option compensation                            -                     -                1,516,286  c.       1,516,286
                                               --------------------------------------------------------------------------
  Total expenses                                  17,612,613            3,690,520          25,269,048          42,881,661
                                               --------------------------------------------------------------------------

Loss from operations                              (6,172,377)          (3,669,778)        (25,269,048)        (29,971,457)

Other income, net                                     175,229              (1,206)             -                  174,023

                                               --------------------------------------------------------------------------
Net loss                                       $  (5,997,148)        $ (3,670,984)      $ (25,269,048)     $  (29,797,434)
                                               ==========================================================================

Per common share:
Basic and diluted net loss per share           $       (1.05)                                              $        (3.82)
                                               =============                                               ==============

                                     F-23
See accompanying notes.

                              SONIC FOUNDRY, INC.

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) To record the April 3, 2000 acquisition of STV Communications, Inc. ("STV").

     A summary of the purchase price for the acquisition is as follows:

          ---------------------------------   ------------------------------
           Stock and stock options                              $72,480,000
          ---------------------------------   ------------------------------
           Cash                                                   1,222,273
          ---------------------------------   ------------------------------
           Direct acquisition costs                               1,272,000
          ---------------------------------   ------------------------------
           Accounts payable and
          ---------------------------------   ------------------------------
            Accrued liabilities assumed                           1,500,876
          ---------------------------------   ------------------------------
           Notes payable to Sonic Foundry                         2,000,000
          ---------------------------------   ------------------------------
              Total purchase price                               78,475,149
          ---------------------------------   ------------------------------

     The purchase price was allocated as follows:

          ------------------------------------- ----------------------------
           Cash acquired, net                                   $   917,283
          ------------------------------------- ----------------------------
           Other current assets                                     583,007
          ------------------------------------- ----------------------------
           Equipment                                              2,309,572
          ------------------------------------- ----------------------------
           Goodwill                                              68,408,287
          ------------------------------------- ----------------------------
           Assembled workforce                                      950,000
          ------------------------------------- ----------------------------
           Unearned compensation                                  5,307,000
          ------------------------------------- ----------------------------
              Total allocated price                              78,475,149
          ------------------------------------- ----------------------------


Purchase accounting adjustments include:

(a)  the issuance of Sonic Foundry's common stock as part of the purchase price.

(b)  the elimination of STV's equity prior to the transaction.

(c) the recognition of goodwill, assembled workforce and unearned compensation. Goodwill will be amortized equally over a three year life. Assembled workforce will be amortized equally over a one year life. Unearned compensation will be amortized over the remaining average vesting period of the unvested options and warrants (3.5 years).

(d)  the elimination of a $2,000,000 note issued from Sonic Foundry to STV.

(e) the reduction of cash used to pay the promissory note shortly after closing.

(f)  the recognition of estimated closing costs of $1,272,000.

(2) Pro forma basic and diluted net loss per share are computed by dividing the pro forma net loss attributable to common shareholders by the pro forma weighted average number of common shares outstanding. Potentially dilutive securities were not taken into account because their effects would be anti-dilutive. A reconciliation of shares used to compute historical basic and diluted net loss per share to shares used to compute pro forma basic and diluted net loss per share is as follows:

        ------------------------------------------- ----------------------- -------------------------
                                                       Six months ended           Year ended
        ------------------------------------------- ----------------------- -------------------------
                                                        March 31, 2000         September 30, 1999
        ------------------------------------------- ----------------------- -------------------------
          Shares used to compute historical basic
           and diluted net loss per share                    15,202,123                5,687,296
        ------------------------------------------- ----------------------- -------------------------
          Share issued in acquisition                         2,107,096                2,107,096
        ------------------------------------------- ----------------------- -------------------------
          Shares used to compute pro forma basic
           And diluted net loss per share                    17,309,219                7,794,392
        ------------------------------------------- ----------------------- -------------------------


(3)  Other Information

In March, 2000 the board of directors of Sonic Foundry approved a 2-for-1 split of the Company's common stock to shareholders of record as of April 7, 2000. Shares used for the computation of basic and diluted net income (loss) per share in the pro forma condensed consolidated financial statements are presented post-split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SONIC FOUNDRY, INC.



                                            By:  /s/  Ken Minor, CFO